EX-99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 19, 2015, relating to the financial statements and financial highlights which appear in the December 31, 2014 Annual Reports to Shareholders of the following funds of the Goldman Sachs Variable Insurance Trust: Equity Index Fund, Strategic Growth Fund, Growth Opportunities Fund, Strategic International Equity Fund, Money Market Fund, Core Fixed Income Fund, High Quality Floating Rate Fund, Small Cap Equity Insights Fund, U.S. Equity Insights Fund, Global Trends Allocation Fund (formerly Global Markets Navigator Fund), Large Cap Value Fund, Mid Cap Value Fund, Strategic Income Fund, and Multi-Strategy Alternatives Portfolio, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” in the Prospectuses, and under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts

April 30, 2015